SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):	January 29, 2008

AMERICAN PATRIOT FINANCIAL GROUP, INC.
(Exact Name of Registrant as Specified in Charter)

Tennessee	000-50771	20-0307691
(State or Other Jurisdiction of	(Commission	(I.R.S. Employer
In Company or Organization)	File Number)	Identification Number)

3095 East Andrew Johnson Highway, Greeneville, Tennessee	37745
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(423) 636-1555

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

              On January 29, 2008, American Patriot Financial Group, Inc. (the “Company”) announced that J. Robert Grubbs had resigned as the Chief Executive Officer of the Company and the Company’s subsidiary, American Patriot Bank (the “Bank”), effective immediately.  The Company’s and the Bank’s boards of directors have appointed Jerry A. Simmerly to serve as the interim Chief Executive Officer of the Company and the Bank, effective January 29, 2008.  Mr. Simmerly currently serves as President, Chief Operating Officer, and a director of the Company and the Bank.  A search committee composed of the independent directors of the Company and the Bank will seek a replacement for Mr. Grubbs.  A copy of the related press release is attached as Exhibit 99.1 to this current report on Form 8-K, which by this reference is incorporated herein as if copied verbatim.

Also on January 29, 2008, J. Robert Grubbs resigned from the board of directors of the Company and the Bank effective immediately.  Don E. Claiborne also resigned from the board of directors of the Company and the Bank on January 29, 2008, effectively immediately.

Information regarding Mr. Simmerly’s background and compensation were included in the current report filed on Form 8-K by the Company on June 7, 2007, when Mr. Simmerly joined the Company, which by this reference is incorporated herein as if copied verbatim.

Item 7.01	Regulation FD Disclosure.

The information set forth in Item 5.02 above is incorporated by reference as if fully set forth herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.
99.1	Press Release issued by American Patriot Financial Group, Inc. dated
January 29, 2008.

EXHIBIT INDEX

Exhibit	Description

99.1	Press Release issued by American Patriot Financial Group, Inc. dated January 29, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN PATRIOT FINANCIAL GROUP, INC.

Dated:	February 1, 2008	By:	/s/ Sharon W. Elkins
Name:	Sharon W. Elkins
Title:	Chief Financial Officer